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                                                                    EXHIBIT 10.6

                         EMPLOYMENT AGREEMENT ADDENDUM
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     THIS EMPLOYMENT AGREEMENT ADDENDUM, effective as of September 1, 2000, is attached to, and an integral part of, that certain Employment Agreement (the "Employment Agreement") entered into by and between Dade Behring, Inc., a
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Delaware corporation (the "Company") and James Reid-Anderson ("Executive") as of
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the date hereof.  Capitalized terms used in this Addendum without definition shall have the meaning given to such terms in the Employment Agreement.

                             W I T N E S S E T H:

     THAT, WHEREAS, the Company (it being acknowledged and agreed by each of the parties hereto, that for the purposes of this Employment Agreement Addendum, the "Company" shall be deemed to include each of the Company's predecessors and their affiliates, including, without limitation, Behring Diagnostics Inc.) is in the worldwide business of, among other things, manufacturing and marketing instruments and related products and services for the in vitro diagnostics testing market; and

     WHEREAS, pursuant to the Employment Agreement, Executive will be employed by the Company to render services to the Company and to make contributions to the success and growth of the Company; and

     WHEREAS, Executive desires that Dade Behring Holdings, Inc., a Delaware corporation which owns 100% of the issued and outstanding capital stock of the Company ("Holding") execute a certain Restricted Stock Agreement dated as of the
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date hereof (the "Restricted Stock Agreement") setting forth the terms pursuant
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to which Holding is to grant Executive certain restricted shares of Holding's capital stock; and

     WHEREAS, the Company is not willing to execute the Employment Agreement and Holding is not willing to execute the Restricted Stock Agreement unless Executive executes this Employment Agreement Addendum contemporaneously therewith; and

     WHEREAS, the Company and Executive mutually desire to enter into this Employment Agreement Addendum to specify each other's rights and obligations with respect to Conflicts of Interest, Confidentiality, Non-Competition and Intellectual Property Rights, all as more fully provided herein below.

     NOW, THEREFORE, is consideration of the premises set forth above, Executive's employment by the Company pursuant to the terms and conditions of the Employment Agreement, the covenants and agreements set forth in the Restricted Stock Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:
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     1.   Conflicts of Interest.  Executive will exert his best efforts in the
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performance of his duties as an employee of the Company and will remain loyal to the Company during the term of his employment with the Company. Executive represents, warrants and agrees that he is not presently engaged in, nor shall he, during the term of his employment with the Company, enter into any employment or agency relationship with any third party whose interests might conflict with those of the Company. Executive further represents, warrants and agrees that he does not presently, nor shall he, during the term of his employment with the Company, possess any significant interest, directly or indirectly, including without limitation through Executive's family or through organizations or trusts controlled by Executive, in any third party whose interest might conflict with those of the Company.

     2.   Confidentiality.  (A) As used herein, the term "Confidential
          ---------------
Information" shall mean any and all information, including, but not limited to, all data, compilations, programs, devices, strategies, concepts, ideas or methods concerning or related to (i) the Company's financial condition, results of operations, and amounts of compensation paid to officers and employees; (ii) marketing and sales programs of the Company and the terms and conditions (including prices) of sales and offers of sales of products and/or services by the Company; (iii) the terms, conditions and current status of the Company's agreements and relationships with any customers, suppliers or patients; (iv) the identities and business preferences of the Company's actual and prospective customers and suppliers or any employee or agent thereof with whom the Company communicates; (v) the trade secrets and know-how, manufacturing processes and techniques, regulatory approval strategies, computer programs, data, formulae, and compositions, service techniques and protocols, new product designs and other skills, ideas, and strategic plans possessed, developed, accumulated or acquired by the Company; (vi) any communications between the Company, its officers, directors, shareholders or employees, and any attorney retained by the Company for any purpose, or any person retained or employed by such attorney for the purpose of assisting such attorney in his or her representation of the Company; and (vii) any other matter or thing, whether or not recorded on any medium, (a) by which the Company derives actual or potential economic value from such matter or thing being not generally known to other persons or entities who might obtain economic value from its disclosure or use, or (b) which gives the Company an opportunity to obtain an advantage over its competitors who do not know or use the same.

     (B) Executive acknowledges and agrees that the Company is engaged in the highly competitive in vitro diagnostics testing instruments and related products and services industry, and has expended, or will expend, significant sums of money and has invested, or will invest, a substantial amount of time to develop and use, and maintain the secrecy of, the Confidential Information. The Company has thus obtained, or will obtain, a valuable economic asset which has enabled or will enable the Company to develop an extensive reputation and to establish long-term business relationships with its suppliers, customer and patients. If such Confidential Information were disclosed to another person or entity or used for the benefit of anyone other than the Company, the Company would suffer irreparable harm, loss and damage. Accordingly, Executive acknowledges and agrees that, unless the Confidential Information becomes publicly known through legitimate origins not involving an act or omission by Executive:

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          (i)   the Confidential Information is, and at all times hereafter shall remain, the sole property of the Company;

          (ii) Executive shall use his best efforts and the utmost diligence to guard and protect the Confidential Information from any unauthorized disclosure to any competitor, supplier or customer of the Company or any other person, firm, corporation or other entity;

          (iii) unless the Company gives Executive prior express written permission, during his employment and thereafter, Executive shall not, use for his own benefit, or divulge to any competitor, supplier or customer or any other person, firm, corporation, or other entity, the Confidential Information which Executive may obtain, learn about, develop, or be entrusted with as a result of Executive's employment by the Company; and

          (iv) except in the ordinary course of the Company's business, Executive shall not seek or accept any Confidential Information from any former, present, or future employee of the Company.

     (C) Executive also acknowledges and agrees that all documentary and tangible Confidential Information including, without limitation, such Confidential Information as Executive has committed to memory, is supplied or made available by the Company to the Executive solely to assist him in performing services for and on behalf of the Company. Executive further agrees that after his employment with the Company is terminated for any reason:

          (i) Executive shall not remove from Company property, and shall immediately return to the Company, all documentary or tangible Confidential Information in his possession, custody, or control and not make or keep any copies, notes, abstracts, summaries, tapes or other record of any type of Confidential Information; and

          (ii) Executive shall immediately return to the Company any and all other Company property in his possession, custody or control including, without limitation, any and all keys, security cards, passes, credit cards, and marketing literature.

     3.   Non-Competition.  (A) Executive hereby agrees that unless his
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employment by the Company shall be terminated by reason of material breach by the Company of its obligations to Executive under the Employment Agreement, Executive will not, prior to the expiration of 24 months after the date he shall cease to be employed by the Company, engage in or become directly or indirectly interested in any proprietorship, partnership, trust or corporation (whether as owner, partner, trustee, beneficiary, stockholder, officer, director, employee, consultant, lessor, lessee or otherwise) which shall engage anywhere within such geographic limits as the Company and such entity are, or would be, in actual competition, in any business activity competitive with the business activities of the Company, including, without limitation, in connection with research or development, production, distribution, marketing, providing or selling of products, processes, or services, in existence or under development, which are substantially the same, may be substituted for, or applied

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to substantially the same end use in the products, processes or services with which Executive works during the time of his employment with the Company or about which Executive acquires Confidential Information; provided that nothing herein will prevent Executive from owning in the aggregate not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no participation in the management of such corporation.

     (B) Executive further agrees that he will not, prior to the expiration of 24 months following the date of termination of Executive's employment for any reason, directly or indirectly, or by action in concert with others, induce or influence, or seek to induce or influence any person who is engaged by the Company as an employee, agent, independent contractor or otherwise, to terminate his/her/its employment or engagement, nor shall Executive, directly or indirectly, employ or engage, or solicit for employment or engagement, or advise or recommend to any other person or entity that such person or entity employ or engage or solicit for employment or engagement, any person or entity employed or engaged by the Company.

     4.   Intellectual Property Rights.   (A) As used in this Employment
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Agreement Addendum, the term "Inventions" shall mean and include all procedures, systems, machines, methods, processes, uses, apparatuses, compositions of matter, designs or configurations, computer programs of any kind, discovered, conceived, reduced to practice, developed, made, or produced, or any improvements to them, and shall not be limited to the meaning of "Invention" under the United States patent laws. Executive agrees to disclose promptly to the Company any and all Inventions, whether or not patentable and whether or not reduced to practice, conceived, developed or learned by Executive during his employment with the Company or during a period of one hundred twenty (120) days after the termination thereof, either alone or jointly with others, which relate to or result from the actual or anticipated business, work, research, investigations, products, or services of the Company, or which result to any extent, from use of the Company's premises or property. Executive acknowledges and agrees that the Company is the sole owner of any and all property rights in all such Inventions, including, but not limited to, the right to use, sell, license or otherwise transfer or exploit the Inventions, and the right to make such changes in them and the uses thereof as the Company may from time to time determine. Executive agrees to disclose in writing and to assign and Executive hereby assigns, to the Company, without further consideration, Executive's entire right, title, and interest (throughout the United States and in all foreign countries) free and clear of all liens and encumbrances, in and to all such Inventions, which shall be the sole property of the Company, whether or not patentable. The Company shall reimburse Executive for reasonable out-of-pocket expenses, such as travel, food and lodging incurred by Executive in providing such cooperation. This Section 4 does not apply to any Inventions:

          (i) for which no equipment, supplies, facilities, or Confidential Information of the Company were used;

          (ii)  which were developed entirely on Executive's own time; and

          (iii) which do not relate at the time of conception or reduction to practice to the Company's current business or its actual or demonstrably anticipated research or development, or which do not result from any work performed by Executive for the

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          Company. Executive hereby certifies than he has no continuing obligations with respect to the assignment of inventions or rights to Inventions, nor does Executive claim any previous, unpublished Inventions within the scope of this Employment Agreement Addendum as his own, except for the Inventions, if any, which are listed on Exhibit A to this Employment Agreement Addendum.
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     (B)  Executive hereby acknowledges and agrees that all writings and other works which may be copyrighted (including computer programs) which are related to the present or planned business of the Company and are prepared by Executive during his employment with the Company shall be, to the extent permitted by law, deemed to be works for hire, with the copyright automatically vesting in the Company. To the extent that such writings and works are not works for hire, Executive hereby waives any and all "moral rights" in such writings and works, and agrees to assign and hereby does assign to the Company all of Executive's right, title and interest, including copyright, in such writings and works.

     (C) Executive further agrees to reasonably cooperate with the Company, both during and after employment in obtaining and enforcing patent, copyrights, trademarks, and other protections of the Company's rights in and to all such Inventions, writings and other works. Without limiting the generality of the foregoing, Executive shall, at any time during or after employment with the Company, at the Company's request, execute specific assignments in favor of the Company or its nominee of Executive's interest in any of the Inventions, writings or other works covered by this Employment Agreement Addendum, as well as execute all papers, render all assistance, and perform all lawful acts which the Company considers reasonably necessary or advisable for the preparation, filing, prosecution, issuance, procurement, maintenance or enforcement of patents, trademarks, copyrights and other protections, and any applications for any of the foregoing, of the United States or any foreign country for any such Inventions, writings or other works, and for the transfer of any interest Executive may have therein. Executive shall execute any and all papers and documents required to vest title in the Company or its nominee in any such Inventions, writings, other works, patents, trademarks, copyrights, applications and interests.

     (D) In the event that Executive is not employed by the Company at the time Executive is requested to perform any act or execute any document under paragraph 4(C), the Company shall pay to Executive fifty dollars ($50.00) for the execution of each such document and two thousand five hundred dollars ($2,500.00) per day for each day or portion thereof spent at the request of the Company in the performance of acts pursuant to paragraph 4(C), plus reimbursement for any out-of-pocket expenses incurred by Executive at the Company's request in such performance.

     (E) Executive represents, warrants and agrees that Executive has disclosed to the Company all continuing obligations which Executive has with respect to the assignment of Inventions to any previous employers, and Executive claims no previous unpatented Inventions as his own, except for those which have been reduced to practice and which are shown on Exhibit A hereto. Executive
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acknowledges and agrees that the Company does not seek any confidential information which Executive may have acquired from a previous employer, and Executive will not disclose any such information to the Company.

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     5.   Remedies.  Executive acknowledges and agrees that the business of the
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Company is highly competitive, and that violation of any of the covenants provided for in this Employment Agreement Addendum would cause immediate, immeasurable and irreparable harm, loss and damage to the Company not adequately compensable by a monetary award. Accordingly, Executive agrees, without limiting any of the other remedies available to the Company, that any violation of said covenants, or any of them, may be enjoined or restrained by any court of competent jurisdiction, and that any temporary restraining order or emergency, preliminary or final injunctions may be issued by any court of competent jurisdiction without notice and without bond.

     6.   Miscellaneous.
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     (A)  Executive will permit the Company and its agents to use and distribute any photographs which are taken of Executive during his employment with the Company as often as desired by the Company for any lawful purpose. Executive hereby waives all rights of prior inspection or approval and releases the Company and its agents from any and all claims or demands which Executive may have on account of the lawful use or publication of such photographs.

     (B) The covenants and agreements of Executive in paragraphs 2, 3, 4, and 5 shall survive the termination of Executive's employment with the Company.

     (C) It is the desire of the parties that the provisions of this Employment Agreement Addendum be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement might be sought. Accordingly, whenever possible, each of the provisions of this Employment Agreement Addendum shall be construed and interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Employment Agreement Addendum or the application of any provision of this Employment Agreement Addendum to any party or circumstance shall be prohibited by, or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition without invalidating the remainder of such provision, any other provision of this Employment Agreement Addendum, or the application of such provision to other parties or circumstances.

     (E) It is the specific desire of the parties that the provisions of paragraphs 2 through 4 hereof in particular be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement might be sought. Accordingly, without in any way limiting the general applicability of paragraph 6(C) of this Employment Agreement Addendum or paragraph 9 of the Employment Agreement, if any portion of paragraphs 2 through 4 hereof shall ever be adjudicated as invalid or unenforceable, or if the application thereof to any party or circumstance shall be adjudicated to be prohibited by or invalid under such laws or public policies, such paragraph or paragraphs shall be deemed amended to delete therefrom such portion which was so adjudicated, such deletion to apply only with respect to the operation of such paragraph or paragraphs in the particular jurisdiction so adjudicating and on the parties and under the circumstances as to which so adjudicated and only to the minimum extent so required, and the parties

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shall be deemed to have substituted for such portion so deleted, words which give the maximum scope permitted under applicable law to such paragraph or paragraphs.

                             *    *    *    *    *

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     IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement Addendum as of the date first written above.


                                    DADE BEHRING, INC.



                                    By:  /s/ Stephen Pagliuca

                                    Its: __________________________



                                    /s/ James Reid-Anderson
                                    -------------------------------
                                    JAMES REID-ANDERSON
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                                                                       Exhibit A
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                                     NONE